PRESS RELEASE                      Huntingdon Life Sciences Group plc
                                   ("Huntingdon") (NYSE/SEAQ:HTD)
                                   Woolley Road, Alconbury, Huntingdon
                                   Cambs PE17 5HS, England

                                   For Further Information:
                                   Richard A. Michaelson
                                   Phone:   UK: +44 (0) 1480 892194
                                            US: (201) 525-1819
                                   e-mail: MichaelR@Princeton.Huntingdon.com


IMMEDIATE RELEASE

September 7, 1999


          HUNTINGDON ANNOUNCES APPOINTMENT OF WESTLB PANMURE AS BROKER

Huntingdon, England, September 7, 1999 - Huntingdon Life Sciences Group plc ("Huntingdon") (NYSE:HTD) announces today that WestLB Panmure Limited ("WestLB Panmure") will become the broker and sponsor for Huntingdon, effective immediately. WestLB Panmure will replace Kleinwort Benson Securities Limited, which has performed this role for Huntingdon since 1988.

Huntingdon Life Sciences Group plc is one of the world's leading CROs providing product development services to the pharmaceutical, agrochemical and biotechnology industries. Huntingdon operates research facilities in the United Kingdom (Huntingdon and Eye, England) and in the United States (The Princeton Research Centre, New Jersey).